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                                                                   EXHIBIT 10.32

                     RECEIVABLES CONTRIBUTION AND SALE AGREEMENT

                             Dated as of November 29, 1994


                   MERISEL AMERICAS, INC., a Delaware corporation (the "Seller"), and MERISEL CAPITAL FUNDING, INC., a Delaware corporation (the "Buyer"), agree as follows:

                   PRELIMINARY STATEMENTS.

                   (1) The Seller in the ordinary course of business generates, and will generate from time to time, Receivables (as hereinafter defined) from time to time owing to it.

                   (2) The Seller has, pursuant to the Purchase and Sale Assignment and Assumption Agreement dated as of November 29, 1994 (the "Assignment and Assignment") between the Seller and the Buyer, and effective as of December 15, 1994 (the "Effective Date"), assigned to the Buyer all of the Seller's right, title and interest in and to the Receivables existing at the close of business of the Seller on the Effective Date in respect of each of which, on such date, the Obligor is a "Designated Obligor" (as defined in the Purchase Agreements referred to and as defined below) (such Receivables being "Assigned Pool Receivables").

                   (3) The Seller wishes to sell all Receivables arising from time to time after the Effective Date in respect of each of which, on the date of the sale of such Receivable to the Buyer hereunder, the Obligor is a "Designated Obligor" (as defined in the Purchase Agreements) (each such Receivable, and each Assigned Pool Receivable, being a "Pool Receivable", each such Receivable, and each Assigned Pool Receivable, continuing to be a "Pool Receivable" hereunder until, and except to the extent, such Receivable, or such Assigned Pool Receivable, shall have been repurchased by the Seller as contemplated by Section 2.03 (unless and until the Buyer or the Agent, the Investor or any Owner (in each case as defined in the Purchase Agreements) is at any time required to return all or any portion of the amount of such repurchase for any reason)), together with Related Security and Collections (as hereinafter defined) related thereto, to the Buyer from time to time as set forth in this Agreement.

                   (4) The Seller as predecessor to the Buyer as "Seller" under and as defined in the Investor Agreement referred to and as defined below, has sold interests, to the extent of the now existing "Eligible Assets" referred to and as defined in the Investor Agreement, in the Assigned Pool Receivables; and the Buyer as the current "Seller" under and as defined in the Invester Agreement wishes to sell interests, to the extent of the "Eligible Assets" now existing or
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          hereafter outstanding under the Investor Agreement, in each of the other "Pool Receivables" (as defined in the Investor Agreement) arising from time to time after the Effective Date, together with "Related Security" and "Collections" (as defined in the Investor Agreement) related thereto, owed from time to time by "Designated Obligors" (as defined in the Investor Agreement) pursuant to the Amended and Restated Trade Receivables Purchase and Sale Agreement dated as of November 29, 1994 (as the same may from time to time be amended, supplemented or otherwise modified, the "Investor Agreement") among the Buyer (as the "Seller" thereunder), Corporate Receivables Corporation (the "Investor"), and Citicorp North America, Inc. ("CNA"), as agent (the "Agent") for the Investor and any other Owners of Eligible Assets.

                   (5) If the Buyer does not, or can no longer, sell such interests to the Investor pursuant to the Investor Agreement, the Buyer would wish to sell similar interests to the Banks or the Banks (other than Citibank, if applicable) and CNA under and as defined in the Amended and Restated Trade Receivables Purchase and Sale Agreement dated as of November 29, 1994 (as the same may from time to time be amended, supplemented or otherwise modified, the "Parallel Purchase Commitment", and together with the Investor Agreement, collectively the "Purchase Agreements" and individually a "Purchase Agreement") among the Buyer, such Banks including Citibank, N.A., and CNA individually and as Agent.

                   NOW, THEREFORE, the parties agree as follows:


                                      ARTICLE I

                                     DEFINITIONS

                   SECTION 1.01. Certain Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings specified in the Purchase Agreements. In addition, as used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                   "Buyer's Collection Agent" has the meaning specified in
              Section 5.01.

                   "Buyer's Collection Agent Fee" has the meaning
              specified in Section 2.05.
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                   "Collections" means, with respect to any Pool
              Receivable, all cash collections and other cash proceeds of such Pool Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Pool Receivable, and any Collection of such Pool Receivable deemed to have been received pursuant to Section 2.03. "Collected" shall have a similar meaning.

                   "Contract" means (i) an agreement between the Seller
              and an Obligor, in substantially the form of one of the forms of written contract delivered to the Buyer and the Agent prior to the date hereof (or in substantially the form of any other form of written contract delivered from time to time to the Buyer and the Agent by the Seller after the date hereof if such other form shall have been approved by the Agent in its reasonable discretion) or containing payment terms and conditions and covering sales of merchandise or services of a type substantially similar thereto, or in the case of an open account agreement, as evidenced by an invoice of the Seller in substantially the form of one of the forms of invoices delivered to the Buyer and the Agent prior to the date hereof (or in substantially the form of any other form of written invoice delivered from time to time to the Buyer and the Agent by the Seller after the date hereof if such other form shall have been approved by the Agent in its reasonable discretion) or containing payment terms and conditions and covering sales of merchandise or services of a type substantially similar thereto, in each case pursuant to or under which such Obligor shall be obligated to pay for its purchase of merchandise or services from time to time, or (ii) in the case of a Receivable of the type described in clause (ii) of the definition of the term "Receivable", the agreement or arrangement of the type described in clause (iii) of the definition of the term "Related Security" under which such Receivable arose.

                   "Discount Percentage" has the meaning specified for
              such term in Schedule I to this Agreement.

                   "Indemnified Party" means any of the Buyer, the
              Investor, Citibank, CNA, any Owner, any Bank, the Agent or any Affiliate of any thereof, and "Indemnified Parties" means all of the Buyer, the Investor, Citibank, CNA, the Owners, the Banks, the Agent and their respective Affiliates.

                   "Obligor" means a Person (other than the Seller or the
              Buyer) either (i) which is obligated to make payments pursuant to a Contract of the type described in clause (i)
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              of the definition of the term "Contract" contained in this
              Section 1.01 or (ii) which has financed or is obligated to finance (by lending to an Obligor referred to in clause (i) above, or by purchasing from the Seller, if the consideration to be paid by such Person for such purchase is in the form of indebtedness, or the Buyer, if such consideration is in the form of cash, or otherwise), or is a party to an agreement that contemplates that such Person may so finance, a Receivable.

                   "Original Obligor" means any Obligor referred to in
              clause (i) of the definition of "Obligor" contained in this
              Section 1.01.

                   "Pool Receivable" has the meaning specified in
              Preliminary Statement (3).

                   "Purchase Price" has the meaning specified in
              Section 2.02(a).

                   "Receivable" means (i) the indebtedness of any Original
              Obligor under a Contract of the type described in clause (i) of the definition of the term "Contract" arising from a sale of merchandise by the Seller (except for sales of merchandise by the "Channel Services Group" of the Seller) to such Original Obligor, including without limitation any such indebtedness which may be financed by any Floor Plan Obligor, and (ii) the indebtedness of any Floor Plan Obligor arising from the sale by the Seller of any indebtedness referred to in clause (i) above to such Floor Plan Obligor under the agreement or arrangement of the type described in clause (iii) of the definition of the term "Related Security" contained herein relating to such indebtedness, and, in the case of clauses (i) and (ii) above, includes the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto. Unless otherwise stated, the term "Obligor" of any Receivable refers to both the Original Obligor that owes such Receivable and, if applicable, the Floor Plan Obligor that finances, or may finance, such Receivable.

                   "Receivable Assets" has the meaning specified in
              Section 2.01(a).

                   "Receivables Activity Report" means the monthly report
              prepared by the Buyer's Collection Agent, in substantially the form of Exhibit A hereto, pursuant to Section 2.03.
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                   "Records" means all Contracts and other documents,
              books, records, and other tangible information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) maintained by or in possession of the Seller with respect to Receivables, Related Security or the related Obligors in connection with this Agreement.

                   "Related Security" means with respect to any
              Receivable:

                        (i)  all of the Seller's interest in the
                   merchandise (including returned merchandise), if any, relating to the sale which gave rise to such Receivable until such Receivable shall be paid in full pursuant to Sections 2.03 and 4.01(i);

                       (ii) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

                      (iii)  all floorplan repurchase agreements,
                   repurchase agreements, inventory financing agreements, and other floorplan agreements, and guarantees, insurance and other agreements or arrangements of whatever character, from time to time financing or otherwise supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise; and

                       (iv)  all Records.

                   "Settlement Date" means the 15th Business Day of each
              calendar month (or, if such day is not a Business Day, the immediately succeeding Business Day).

                   "Subordinated Note" means a subordinated promissory
              note, in substantially the form of Exhibit B hereto, executed by the Buyer to the order of the Seller.

                   "Subsidiary" means, as applied to any Person, any
              corporation of which 50% or more of the outstanding voting securities of such corporation shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more Subsidiaries of such Person or by such Person and one or more of its Subsidiaries, or any similar business organization which is so owned or controlled.
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                   "Termination Date" means the later of (i) the Facility
              Termination Date under and as defined in the Investor Agreement and (ii) the Commitment Termination Date under and as defined in the Parallel Purchase Commitment.

                   SECTION 1.02. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Division 9 of the UCC in the State of California, and not specifically defined herein, are used herein as defined in such Division 9.

                   SECTION 1.03. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".


                                      ARTICLE II

                               SALE OF POOL RECEIVABLES

                   SECTION 2.01. Sale of Pool Receivables. (a) The Seller hereby sells and assigns, without recourse (except as expressly provided herein), to the Buyer, on the terms and subject to the conditions specifically set forth herein, all its right, title and interest in, to and under all Pool Receivables arising from time to time after the Effective Date, all Related Security with respect thereto, all Collections and other amounts received with respect thereto and all proceeds of the foregoing, together with all the Seller's rights, remedies, powers and privileges with respect to such Pool Receivables (collectively, the "Receivable Assets") during the period from the Effective Date to the Termination Date.

                   (b) The parties to this Agreement intend that the transactions contemplated hereby shall be, and shall be created as, a purchase by the Buyer and a sale by the Seller of Receivable Assets and not as a lending transaction. The foregoing sales and assignments do not constitute and are not intended to result in a creation or assumption by the Buyer of any obligation or liability with respect to any Pool Receivable or Contract, nor shall the Buyer be obligated to perform or otherwise be responsible for any obligation of the Seller or any other Person in connection with any Receivable Assets or under any agreement or instrument relating thereto, including any Contract or any other obligation to any Obligor.
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                   (c)  In connection with the foregoing sales and
          assignments, the Seller agrees to record and file, at its own expense, proper financing statements (and proper continuation statements with respect to such financing statements when applicable) with respect to the Receivable Assets now and hereafter from time to time acquired by the Buyer under this Agreement, in such manner and in such jurisdictions as are necessary to perfect the sales and assignments of the Receivable Assets to the Buyer hereunder, and to deliver file-stamped copies of such financing statements or other evidence of such filings to the Buyer and the Agent on or prior to the initial Purchase under either Purchase Agreement. Such financing statements shall name the Buyer as buyer/secured party, the Seller as seller/debtor and the Agent, as assignee.

                   SECTION 2.02. Terms of Sales. (a) On each Business Day after the Effective Date, the Buyer shall buy from the Seller, and the Seller shall sell and assign to the Buyer, the Seller's right, title and interest in, to and under those Receivable Assets that are created on such Business Day. As consideration for such continuing sale and assignment of Receivable Assets after the Effective Date, the Buyer shall pay (or cause to be paid) to the Seller on or before each Settlement Date an amount (the "Purchase Price") equal to the product of
          (i) the aggregate Outstanding Balance of Pool Receivables that are newly created from time to time during the Fiscal Month ended immediately preceding such Settlement Date and (ii) the Discount Percentage applicable to such Pool Receivables.

                   (b) On each Settlement Date, the actual Purchase Price for Receivable Assets sold during the Fiscal Month ended immediately preceding such Settlement Date shall be determined in the Receivables Activity Report and shall be paid by the Buyer. Such Purchase Price to be so paid by the Buyer shall be paid in any of the following ways:

                        (i) in cash paid to the Seller in U.S. dollars in same day funds on or before the end of such Fiscal Month; or

                       (ii) by contribution on such Settlement Date by the Seller to the Buyer as a capital contribution that amount in cash required to enable the Buyer to pay the Purchase Price, and by the Buyer's payment of such cash to the Seller; or

                      (iii) upon the agreement of the Seller and the Buyer, by means of indebtedness owed by the Buyer to the
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                                       8

              Seller evidenced by, and payable with interest pursuant to, the Subordinated Note; or

                       (iv)  a combination of any of the above;

          provided, however, that to the extent that on such Settlement Date the Buyer shall not pay such Purchase Price for such Receivable Assets by way of cash referred to in clause
          (i) above, on such Settlement Date the Seller shall contribute to the Buyer as a capital contribution, and the Buyer shall pay in respect of such Purchase Price, in accordance with clause
          (ii) above that amount of cash such that the total equity capital of the Buyer is at least 12% of the then aggregate Outstanding Balance of the then existing Pool Receivables (including such Receivable Assets) before the Buyer may make any payment in respect of such Purchase Price by means of indebtedness owed by the Buyer to the Seller evidenced by the Subordinated Note as contemplated by clause (iii) above.

                   SECTION 2.03. General Settlement Procedures. If on any day (i) the Outstanding Balance of a Pool Receivable is either (A) reduced as a result of any defective, rejected or returned merchandise or services, or any credit, rebate, discount, dispute, chargeback, allowance or other dilution factor or any other adjustment by the Seller or any Affiliate thereof, or (B) reduced or cancelled as a result of a setoff in respect of any claim by the Obligor thereof against the Seller or any Affiliate thereof (whether such claim arises out of the same or a related transaction or an unrelated transaction), or
          (ii) in connection with any sale of any Pool Receivable to any Floor Plan Obligor contemplated by Section 5.03(a) of the Purchase Agreements, the consideration paid by such Floor Plan Obligor as contemplated by such Section 5.03(a) shall be less than the Outstanding Balance of such Pool Receivable as a result of finance charges payable to such Floor Plan Obligor in connection with such sale, the Seller shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction or cancellation, in the case of clause (i), or, in the case of clause (ii), in the amount of the excess of the Outstanding Balance of such Receivable over the consideration paid by such Floor Plan Obligor in connection with the sale thereof as contemplated by such Section 5.03(a). If on any day any of the representations or warranties in
          Section 3.01(h) is no longer true with respect to all or any portion of a Pool Receivable, the Seller shall be deemed to have received on such day a Collection in full of such Pool Receivable or portion, as the case may be. In the case of each of the two preceding sentences, upon any such payment by the Seller of any amount of any such Receivable, the Seller shall be deemed
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                                       9

          to have repurchased (without recourse and without representation or warranty, express or implied) such Receivable to the extent of such amount and such amount of such Receivable shall cease to be a "Pool Receivable" for purposes of this Agreement (unless and until the Buyer, the Agent, the Investor or any Owner is at any time required to return all or any portion of such amount for any reason). Except as otherwise provided in the preceding three sentences or as otherwise required by law or the underlying Contract, all Collections received from an Obligor of any Receivable shall be applied to Receivables then outstanding of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, except if payment is designated by such Obligor for application to specific Receivables. Prior to the 15th Business Day of each Fiscal Month, the Buyer's Collection Agent shall prepare and forward to the Buyer and to the Agent for each Owner of an Eligible Asset
          (A) a Receivables Activity Report relating to the sale of Receivable Assets to the Buyer hereunder during the immediately preceding Fiscal Month, and (B) (1) in the case of each Obligor owing Pool Receivables the aggregate Outstanding Balance of which exceeds the Concentration Limit or, if applicable, the Special Concentration Limit for such Obligor at such time, a listing by Obligor of the aggregate Outstanding Balance of the Pool Receivables owed by such Obligor, together with an analysis as to the aging of such aggregate Receivables, as of such last day, and (2) an analysis as to the aging of the aggregate Pool Receivables owed by all Obligors, and (3) in the case of each Obligor, if and to the extent requested by the Buyer or the Agent, a listing by Obligor of each Pool Receivable owed by such Obligor, together with an analysis as to the aging of such Receivables, as of such last day. On or prior to the day the Collection Agent is required to make a deposit with respect to a Settlement Period pursuant to Section 2.06 or 2.07 of the Purchase Agreements, the Seller will advise the Buyer and the Agent of each Liquidation Day and each Provisional Liquidation Day occurring during such Settlement Period and of the allocation of the amount of such deposit to each outstanding Eligible Asset; provided, however, that, if the Seller is not the Buyer's Collection Agent, the Seller shall advise the Buyer's Collection Agent of the occurrence of each such Liquidation Day and each Provisional Liquidation Day occurring during such Settlement Period on or prior to such day.

                   SECTION 2.04.  Payments and Computations, Etc.
          (a) All amounts to be paid or deposited by the Seller or the Buyer's Collection Agent hereunder shall be paid or deposited in accordance with the terms hereof no later than 1:00 P.M.
          (New York City time) on the day when due in lawful money of the United States of America in same day funds to the Buyer as
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                                       10

          directed by the Buyer to the Seller in writing. The Seller shall, to the extent permitted by law, pay to the Buyer interest on all amounts not paid or deposited when due hereunder at 2% per annum above the Alternate Base Rate, payable on demand, provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest and fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

                   (b) The Seller hereby irrevocably and unconditionally waives and relinquishes to the fullest extent it may legally do so (i) any express or implied vendor's lien, and any other lien, security interest, charge or encumbrance, which would otherwise be imposed on or affect any Assigned Pool Receivable or any Receivable Asset on account of any unpaid amount of the Initial Purchase Price or any Purchase Price therefor or on account of any other unpaid amounts otherwise payable by the Buyer under or in connection with this Agreement or the Subordinated Note or otherwise and (ii) with respect to the obligations of the Seller to make payments or deposits under this Agreement (including, without limitation, payments under Sections 2.03 and 6.01), any set-off, counterclaim, recoupment, defense and other right or claim which the Seller may have against the Buyer as a result of or arising out of the failure of the Buyer to pay any amount on account of the Initial Purchase Price or any Purchase Price under Sections 2.01 and 2.02 or any other amount payable by the Buyer to the Seller under this Agreement or the Subordinated Note or otherwise.

                   SECTION 2.05. Buyer's Collection Agent Fee. The Buyer shall pay to the Buyer's Collection Agent a collection fee (the "Buyer's Collection Agent Fee") from the Effective Date until the Collection Date, payable on each Settlement Date, in an amount equal to the amount payable to the Collection Agent (if not the Seller or any Affiliate thereof) under the Purchase Agreements or such other amount calculated on an arm's-length basis for services performed as a subcontractor on terms common to collection agency arrangements in comparable asset sale transactions.


                                     ARTICLE III

                            REPRESENTATIONS AND WARRANTIES

                   SECTION 3.01. Representations and Warranties of the Seller. The Seller represents and warrants as follows:
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                                       11

                   (a) The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction indicated at the beginning of this Agreement and is in good standing under the laws of the State of California. All of the issued and outstanding shares of stock of the Buyer are owned by the Seller free and clear of any Adverse Claim.

                   (b) The execution, delivery and performance by the Seller of this Agreement, the Consent and Agreement and the Assignment and Assumption, and all other instruments and documents to be delivered by it hereunder or in connection herewith, and the transactions contemplated hereby and thereby, and the Seller's use of the proceeds of the sales of Receivable Assets hereunder, are within the Seller's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Seller's charter or by-laws or (ii) law or any Contract or other contractual restriction binding on or affecting the Seller, and do not result in or require the creation of any Adverse Claim (other than pursuant hereto or pursuant to the Assignment and Assumption) upon or with respect to any of its properties; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

                   (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of this Agreement, the Consent and Agreement or the Assignment and Assumption, or any other instrument or document to be delivered by it hereunder or in connection herewith, or for the perfection of or the exercise by any Indemnified Party of its rights and remedies under this Agreement, the Consent and Agreement and the Assignment and Assumption and such other instruments and documents, except for the filing of the financing statements referred to in Section 2.01(c), all of which, on or prior to the Effective Date under either Purchase Agreement, will have been duly made and be in full force and effect, and except for the filing of continuation statements, if applicable, with respect to such financing statements.

                   (d) This Agreement and the Assignment and Assumption are, and the Consent and Agreement when delivered will be, the legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms, except as may be limited by the effect of any applicable bankruptcy, insolvency, reorganization,
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                                       12

              moratorium or similar laws affecting creditors' rights generally and by general principles of equity.

                   (e) The consolidated and consolidating balance sheets of the Seller and its consolidated subsidiaries as at September 30, 1994, and the related consolidated and consolidating statements of income and of retained earnings and of cash flows of the Seller and its consolidated subsidiaries for the nine month period ended on such date, a copy of which has been furnished to the Agent, fairly present (subject to normal year-end adjustments and the absence of footnotes required under generally accepted accounting principles) the consolidated financial condition of the Seller and its consolidated subsidiaries as at such date and the consolidated results of operations of the Seller and its consolidated subsidiaries for such period, all in accordance with generally accepted accounting principles consistently applied, and since September 30, 1994, there has been no material adverse change in such condition or operations.

                   (f) Except as disclosed in Merisel's 1993 annual report on Form 10-K, a copy of which has been furnished to the Buyer and the Agent, or as set forth on Schedule II hereto, there is no pending or, to the best knowledge of the Seller, threatened action or proceeding affecting the Seller or any of its subsidiaries before any court, governmental agency or arbitrator which may materially adversely affect
              (i) the financial condition or operations of the Seller and its subsidiaries taken as a whole or (ii) the ability of the Seller to perform its obligations under this Agreement, the Consent and Agreement or the Assignment and Assumption, or any other instrument or document to be delivered by it hereunder or in connection herewith, or which purports to affect the legality, validity or enforceability of this Agreement, the Consent and Agreement or the Assignment and Assumption or any such other instrument or document.

                   (g) No proceeds of any Purchase or reinvestment will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

                   (h) Immediately prior to the time of the initial creation of an interest hereunder or under the Assignment and Assumption in any interest in any Pool Receivable, the Seller will be the legal and beneficial owner of such interest and the Related Security with respect thereto, free and clear of any Adverse Claim except as created by this Agreement or the Assignment and Assumption, as applicable to such Pool Receivable, and the Purchase Agreements. Each Pool Receivable is, as of the date of the initial creation of an interest therein hereunder or the effective date of the Assignment and Assumption, as applicable to such Pool Receivable (other than, in the case of any Receivable that is not an Eligible Receivable solely because it is a Defaulted Receivable or a Delinquent Receivable, on the date of the initial purchase and sale hereunder or the effective date of the Assignment and Assumption, as applicable to such Pool Receivable), an Eligible Receivable or, if such Receivable is not an Eligible Receivable on such date, the Seller has paid when due all amounts payable by it pursuant to the second sentence of Section 2.03 and Section 4.01(i) as a result of such Receivable not being an Eligible Receivable on such date. Upon each sale and assignment of each interest in each Pool Receivable hereunder or under the Assignment and Assumption, as applicable to such Pool Receivable, the Buyer will acquire a valid and perfected undivided 100% ownership interest in such interest and in the Related Security and Collections with respect thereto free and clear of any Adverse Claim except as created by this Agreement or the Assignment and Assumption, as applicable to such Pool Receivable, and the Purchase Agreements. No effective financing statement or other instrument similar in effect covering any Contract or any Pool Receivable, Related Security or Collections with respect thereto is on file in any recording office, except those filed in favor of the Agent relating to the Purchase Agreements or in favor of the Buyer and the Agent and relating to this Agreement or the Assignment and Assumption, as applicable to such Pool Receivable, or those listing the Seller or the Buyer as secured party and the applicable Obligor as debtor.

                   (i) In the case of each Receivables Activity Report and each Investor Report (if prepared by the Seller or any Affiliate thereof, or to the extent that information contained therein is supplied by the Seller or any Affiliate thereof), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by the Seller to the Buyer or the Agent or any Owner in connection with this Agreement or either Purchase Agreement, (i) as of the date so furnished, all facts stated as such in any such document were true and complete in all material respects and, in the case of any projections contained in any such documents, all facts upon which such projections were based were true and complete in all material respects and no material fact was omitted from that basis, and all estimates and assumptions made on that basis were made in good faith and believed to be reasonable at the time made, it being recognized by the Buyer, the Agent and the Owners that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered thereby may differ from such projections, and (ii) no such document contains or will contain as of the date so furnished any material misstatement of fact or omits or will omit to state a material fact or any fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

                   (j) The chief place of business and chief executive office of the Seller is located at the address specified in
              Section 7.02 hereto and the offices where the Seller keeps its Records are located at such address and such other addresses as are specified on Schedule III hereto (or at such other locations, notified to the Buyer and the Agent in accordance with Section 4.01(g), in jurisdictions where all action required by Section 5.04 has been taken and completed).

                   (k) The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Schedule II to the Purchase Agreements (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Agent and for which Lock-Box Agreements and the related Lock-Box Notices have been executed in accordance with
              Section 5.03(d) of the Purchase Agreements).

                   (l) Neither the Seller nor any Affiliate of the Seller has any direct or indirect ownership or other financial interest in any Owner.

                   (m) Each sale of Pool Receivables hereunder and each Purchase and each reinvestment of Collections in Pool Receivables under the Purchase Agreements will constitute
              (i) a "current transaction" within the meaning of
              Section 3(a)(3) of the Securities Act of 1933, as amended, and (ii) a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended.

                   (n) The aggregate Outstanding Balance at any time of the Pool Receivables evidenced at such time by any

              "instrument" or "chattel paper" within the meaning of the UCC in effect in the State of California does not exceed 5% of the aggregate Outstanding Balance of all Pool Receivables at such time.

                   (o) The Purchase Price payable on each Settlement Date pursuant to Section 2.02 for the Receivable Assets created after the Effective Date constitutes fair consideration and approximates fair market value for such Receivable Assets, and the terms and conditions (including, without limitation, the Purchase Price) of the sale of such Receivable Assets pursuant to Sections 2.01 and 2.02 reasonably approximate an arm's-length transaction between unaffiliated parties. Each such sale will not be made for or on account of an antecedent debt owed by the Seller to the Buyer and no such sale will be voidable or subject to avoidance under any section of the Federal Bankruptcy Code.

                   (p) The Seller has filed, or caused to be filed or be included in, all tax reports and returns (federal, state, local and foreign), if any, required to be filed by it or any of its subsidiaries and paid or cause to be paid all amounts of taxes, including interest and penalties required to be paid by it or any of its subsidiaries, except for such taxes (i) as are being contested in good faith by proper proceedings and (ii) against which adequate reserves shall have been established in accordance with and to the extent required by generally accepted accounting principles, but only so long as the proceedings referred to in clause (i) above could not subject any Indemnified Party to any civil or criminal penalty or liability or involve any material risk of the loss, sale or forfeiture of any property, rights or interests covered hereunder or under the Assignment and Assumption or the Purchase Agreements.

                   (q) The Seller has confirmed in writing to the Buyer and the Agent that the Seller will not cause the Buyer to file a voluntary petition under the Federal Bankruptcy Code or any other bankruptcy or insolvency laws so long as the Buyer is not "insolvent" within the meaning of the Federal Bankruptcy Code, and unless, and only unless, such filing has been authorized in accordance with the Buyer's Certificate of Incorporation, and by all "Independent Directors" (as defined in such Certificate of Incorporation) on the Buyer's Board of Directors, which "Independent Directors" have taken into consideration the interests of the creditors of the Buyer, rather than solely the interests of the shareholder(s) of the Buyer.

                   (r) The Seller has advised its independent certified public accountants that the Buyer, the Agent and the Owners have been authorized to review and discuss with such accountants, upon the written request of the Buyer or the Agent, any and all financial statements and other information that they may have reasonably requested with respect to the Seller and has directed such accountants to comply with any reasonable request of the Buyer or the Agent for such information.

                   (s) The Seller has no tradenames, fictitious names, assumed names or "doing business as" names, except "Channel Services Group" and "Merisel".


                                      ARTICLE IV

                           GENERAL COVENANTS OF THE SELLER

                   SECTION 4.01. Affirmative Covenants of the Seller. Until the Collection Date, the Seller will, unless the Buyer and the Agent shall otherwise consent in writing:

                   (a) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties and all Pool Receivables and related Contracts, Related Security and Collections with respect thereto, including without limitation paying promptly when due all taxes, assessments and governmental charges or levies imposed upon it or any Pool Receivables, Related Security or Collections (including, but not limited to, any intangibles property or similar tax), or in respect of its income or profits therefrom, and any and all claims of any kind (including, without limitation, claims for labor, materials and supplies), other than any such tax, assessment, charge or levy (i) which is being contested in good faith and by proper proceedings and (ii) with respect to which the obligation to pay such amount is adequately reserved against in accordance with and to the extent required by generally accepted accounting principles (but only so long as the proceedings referred to in clause (i) above could not subject any Indemnified Party to any civil or criminal penalty or liability or involve any material risk of the loss, sale or forfeiture of any property, rights or interests covered hereunder or under the Assignment and Assumption or the Purchase Agreements).

                   (b) Preservation of Corporate Existence. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in the State of California and in each other jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect the interests of the Buyer or the Owners or the Agent hereunder or in the Pool Receivables or Related Security, or the ability of the Seller or the Buyer's Collection Agent to perform their respective obligations hereunder or under the Assignment and Assumption or the ability of the Seller or the Buyer to perform its obligations under the Contracts.

                   (c) Maintenance of Separate Existence. Do all things necessary to maintain its corporate existence separate and apart from Merisel, FAB, the Buyer and other Affiliates of the Seller, including, without limitation, (i) maintaining proper corporate records and books of account separate from those of such Affiliates; (ii) maintaining its assets, funds and transactions separate from those of such Affiliates, reflecting such assets and transactions in financial statements separate and distinct from those of such Affiliates, and evidencing such assets, funds and transactions by appropriate entries in the books and records referred to in clause (i) above, and providing for its own operating expenses and liabilities from its own assets and funds other than certain expenses and liabilities relating to basic corporate overhead which may be allocated between the Seller and such Affiliates; (iii) holding such appropriate meetings or obtaining such appropriate consents of its Board of Directors as are necessary to authorize all the Seller's corporate actions required by law to be authorized by the Board of Directors, keeping minutes of such meetings and of meetings of its stockholders and observing all other customary corporate formalities (and any successor Seller not a corporation shall observe similar procedures in accordance with its governing documents and applicable law); (iv) at all times entering into its contracts under the Seller's own name as a legal entity separate and distinct from such Affiliates; and
              (v) conducting all transactions and dealings between the Seller and such Affiliates on an arm's-length basis; provided, however, that nothing contained herein shall prohibit any Permitted Transaction or any action or transaction necessary in connection therewith.

                   (d) Audits. (i) At any time and from time to time during regular business hours, permit the Buyer or Agent, or their respective agents or representatives, (A) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Seller relating to Pool Receivables and the Related Security, including, without limitation, the related Contracts, and (B) to visit the offices and properties of the Seller for the purpose of examining such materials described in clause (A) above, and to discuss matters relating to Pool Receivables and the Related Security or the Seller's performance hereunder or under the Contracts with any of the officers or employees of the Seller having knowledge of such matters, and (ii) within 120 days after the end of each fiscal year of the Seller, cause its independent public accountants to review, and deliver to the Buyer and the Agent a written review of, an audit conducted by the Seller with respect to the Pool Receivables, Credit and Collection Policy and Lock-Box Account activity on a scope and in a form reasonably requested by the Agent for such audit.

                   (e) Keeping of Records and Books of Account. Maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each new Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

                   (f) Performance and Compliance with Receivables and Contracts. At its expense timely and fully (i) perform, or cause to be performed, and comply with, or cause to be complied with, all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and (ii) as beneficiary of any Related Security, enforce such Related Security as reasonably requested by the Agent.

                   (g) Location of Records. Keep its chief place of business and chief executive office and the office where it keeps the originals of its Records at the address of the Seller referred to in Section 3.01(j) or, upon 30 days' prior written notice to the Buyer and the Agent, at any other locations in a jurisdiction where all action required by Section 5.04 shall have been taken.

                   (h) Credit and Collection Policies. Comply in all material respects with the Credit and Collection Policy in regard to each Pool Receivable and the related Contract; provided, however, that on any Liquidation Day or Provisional Liquidation Day the Seller shall not accept any returned merchandise the sale of which gave rise to any Pool Receivable unless the Seller shall have (i) paid, or shall pay on the day of such return, all amounts the payment of which would be required under Sections 2.03 and 4.01(i) as a result of such returned merchandise, and (ii) notified, or shall notify no later than two Business Days following such day, the Buyer and the Agent in writing of such returned merchandise.

                   (i) Collections. Instruct, or cause to be instructed, all Obligors to cause all Collections to be deposited directly to a Lock-Box Account, and, if the Seller shall otherwise receive any Collections (including, without limitation, any Collections deemed to have been received by the Seller pursuant to Section 2.03), segregate and hold in trust such Collections and deposit such Collections directly to any Lock-Box Account within one Business Day following its receipt thereof.

                   SECTION 4.02. Reporting Requirements of the Seller. Until the Collection Date, the Seller will, unless the Buyer and Agent shall otherwise consent in writing, furnish to the Buyer and the Agent:

                   (a) as soon as available and in any event within 75 days after the end of each of the first three quarters of each fiscal year of Merisel, consolidated and consolidating balance sheets of Merisel, the Seller and Merisel's other consolidated subsidiaries as of the end of such quarter and consolidated and consolidating statements of income and retained earnings and of cash flows of Merisel, the Seller and such other consolidated subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the Treasurer of the Seller or Merisel;

                   (b) as soon as available and in any event within 120 days after the end of each fiscal year of Merisel, a copy of the annual report for such year for Merisel, the Seller and Merisel's other consolidated subsidiaries, containing consolidated and consolidating financial statements for such year certified in a manner acceptable to the Buyer and the Agent by Deloitte & Touche or other independent public accountants acceptable to the Buyer and the Agent;

                   (c) as soon as possible and in any event within five days after any officer of the Seller obtains knowledge of the occurrence of each Event of Investment Ineligibility and each event which, with the giving of notice or lapse of time, or both, would constitute an Event of Investment Ineligibility, continuing on the date of such statement, a statement of the chief financial officer of the Seller setting forth details of such Event of Investment Ineligibility or event and the action which the Seller has taken and proposes to take with respect thereto;

                   (d) promptly after the sending or filing thereof, copies of all reports which the Seller sends to any of its securityholders, and copies of all reports and registration statements which the Seller or any subsidiary thereof files with the Securities and Exchange Commission or any national securities exchange;

                   (e) promptly after the filing or receiving thereof, copies of all reports and notices which the Seller or any subsidiary thereof files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Seller or any subsidiary thereof receives from such Corporation;

                   (f) as soon as possible and in any event by each Settlement Date, a report setting forth the calculation of the actual Purchase Price for the Receivable Assets sold in the preceding Fiscal Month, and the reconciliation of how the Purchase Price has been paid reflecting the cash advanced from the Buyer to the Seller during the preceding Fiscal Month, the amount of capital contribution made by the Seller to the Buyer to provide additional cash for payment of such Purchase Price, the adjustments to and current balance, if any, due from the Buyer to the Seller under the Subordinated Note, and the amount of additional cash, if any, to be paid by the Buyer to the Seller on such Settlement date;

                   (g) (i) to the Buyer, as soon as possible and in any event within three Business Days following the end of the second week of each Fiscal Month, a report which provides on a daily basis for such two weeks the gross sales of the Seller (excluding cash sales) and all Collections that have been advanced from the Lock-Box Accounts to the Seller, and
              (ii) to the Agent, by the date of the delivery of such report to the Buyer or, if such date is not a Settlement Date, by the next occurring Settlement Date, a certificate of the Treasurer or chief financial officer of the Seller certifying that such report has been so delivered (with a copy of such report, if requested by the Agent); and

                   (h) such other information, documents, records or reports respecting the Receivables, the Related Security or the Contracts or the condition or operations, financial or otherwise, of the Seller or Merisel as the Buyer or the Agent may from time to time reasonably request.

                   SECTION 4.03. Negative Covenants of the Seller. Until the Collection Date, the Seller will not, without the written consent of the Buyer and the Agent:

                   (a) Sales, Liens, Etc. Except pursuant to this Agreement or the Assignment and Assumption, sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon or with respect to, any Pool Receivable or Related Security or Collections in respect thereof, or upon or with respect to any related Contract or any account to which any Collections of any Pool Receivable are sent, or assign any right to receive income in respect thereof.

                   (b) Extension or Amendment of Receivables. Except as otherwise permitted in the Purchase Agreements, extend or cause or permit the extension of the terms of any Pool Receivable, or amend or otherwise modify the terms of any Pool Receivable or amend, modify or waive any term or condition of any Contract related thereto, or cause or permit any of the same to occur, if in any such case such amendment, modification or waiver would be reasonably likely to impair the collectibility of any Pool Receivable.

                   (c) Change in Credit and Collection Policy. Make or cause or permit to be made any change in the Credit and Collection Policy, which change would be reasonably likely to impair the collectibility of any Pool Receivable.

                   (d) Change in Payment Instructions to Obligors. Cause or permit the addition or termination of any bank as a Lock-Box Bank from those listed in Schedule II to the Purchase Agreements, or make or cause or permit to be made any change in the instructions to Obligors made pursuant to
              Section 4.01(i) regarding payments to be made to any Lock-Box Bank, unless the Agent shall have received notice of such addition, termination or change, a Lock-Box Agreement executed by each new Lock-Box Bank and the Buyer and acknowledged by the Agent, and undated executed copies of Lock-Box Notices to each new Lock-Box Bank.

                   (e) Deposits to Lock-Box Accounts. Deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Pool Receivables except for immaterial amounts the deposit of which is beyond the Seller's control.

                   (f) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets or capital stock or other ownership interest of, or enter into any joint venture or partnership agreement with, any Person, except that the Seller may merge or consolidate with or into any other Person (other than the Buyer), or any other Person (other than the Buyer) may merge or consolidate with or into the Seller, provided that in each case (i) immediately after giving effect to such merger or consolidation, no Event of Investment Ineligibility under the Investor Agreement or Event of Termination under the Parallel Purchase Commitment or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Investment Ineligibility or Event of Termination, shall occur and be continuing, and (ii) if the Seller is not the surviving corporation of such merger or consolidation, the corporation into which the Seller shall be merged or consolidated or which is otherwise formed pursuant to such merger or consolidation shall assume the Seller's obligations and grants of interests hereunder and under the Consent and Agreement and the Assignment and Assumption and the other documents delivered hereunder on in connection herewith in a written agreement reasonably satisfactory in form and substance to the Buyer and the Agent and shall furnish to the Buyer and the Agent, together with and with reference to such agreement, documents reasonably satisfactory in form and substance to the Buyer and the Agent and of the kinds referred to in subsections (c) through (i) and (l) of Section 3.01 of the Purchase Agreements in each applicable case giving effect to such merger or consolidation.

                   (g) Change of Name, Etc. Change its name, identity or structure or its chief executive office, or use any tradenames, fictitious names, assumed names or "doing business as" names, unless prior to the effective date of any such change or use the Seller delivers to the Buyer and the Agent UCC financing statements, executed by the Seller, necessary to reflect such change or use and to continue the perfection of the ownership interests of the Receivable Assets sold hereunder, together with such other documents and instruments that the Buyer or the Agent may reasonably request in connection therewith.

                   (h) Pool Receivables Not Evidenced by Instruments. Cause or permit Pool Receivables the aggregate Outstanding Balance of which at any time exceeds 5% of the aggregate Outstanding Balance of all the Pool Receivables at such time to be evidenced by an "instrument" or "chattel paper" within the meaning of the UCC in effect in the State of California.

                   (i) Other Adverse Claims. Except as otherwise provided herein or in the Assignment and Assumption, create or suffer to exist any Adverse Claim upon or with respect to any of the Seller's property, or assign any right to receive income, to secure any Debt of any Person other than as permitted under Section 7.02(a) of the Credit Agreement.

                   (j) Debt. Except as otherwise provided herein, create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt other than for its own, or its Subsidiaries', corporate purposes; provided, however, that in the case of any intercompany Debt between the Seller and the Buyer, the same shall be subordinated (both as to payment and remedies) to the obligations of the Seller hereunder in form and substance satisfactory to the Buyer and the Agent.

                   (k) Contingent Obligations. Except as otherwise provided herein, create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Contingent Obligation other than as permitted under Section 7.02(c) of the Credit Agreement.

                   (l) Distributions, Etc. Declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or return any capital to its shareholders as such, or purchase, retire, defease, redeem or otherwise acquire for value or make any payment in respect of any shares of any class of its capital stock or any warrants, rights or options to acquire any such shares, now or hereafter outstanding, other than, in any such case, as permitted under Section 7.02(d) of the Credit Agreement and as shall have been duly authorized by all necessary corporate action of the Seller and in accordance with applicable law.

                   (m) Transactions with Shareholders and Affiliates. Enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with Merisel or with any other Affiliate of the Seller, on terms that are not fair and reasonable in the circumstances or that reasonably approximate an arm's-length transaction between unaffiliated parties.

                   (n) Accounting of Purchases. Prepare any financial statements which shall account for the transactions contemplated hereby in any manner other than the sale of the Receivable Assets by the Seller to the Buyer, and will not in any other respect account for or treat the transactions contemplated hereby (including but not limited to accounting purposes, but excluding tax reporting purposes) in any manner other than as a sale of the Receivable Assets by the Seller to the Buyer.

                   (o) Organization. Cause or permit the Buyer's Certificate of Incorporation or by-laws to be amended, supplemented or otherwise modified.

                   (p) Capital Stock. Cause or permit to be issued to, or cause or permit to be transferred to, any Person (other than the Seller) any shares of the Buyer's stock.

                   (q)  FAB.  Anything herein to the contrary
              notwithstanding, until such time, if any, after the date hereof as Merisel or the Seller shall have completed a new issuance of common stock or other equity securities from which it shall have received at least $60,000,000 in net cash proceeds:

                        (i) merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) any or all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire any or all or substantially all of the assets of, directly or indirectly in any such case, FAB or any successor thereof, or permit any of its Subsidiaries to do any of the foregoing; or

                       (ii) make any loan or advance to, or purchase or otherwise acquire any stock or other securities of, or make any capital contribution to, or otherwise invest in, directly or indirectly in any such case, FAB or any successor thereof, or permit any of its Subsidiaries to do any of the foregoing.

                                      ARTICLE V

                            ADMINISTRATION AND COLLECTION

                   SECTION 5.01. Designation of Collection Agent. The Pool Receivables shall be serviced, administered and collected by the Person (the "Buyer's Collection Agent") subcontracted to perform the duties of Collection Agent under the Purchase Agreements from time to time in accordance with Section 6.01 of the Purchase Agreements, and shall be serviced, administered and collected by the Buyer's Collection Agent in the manner set forth in Section 6.02 of the Purchase Agreements. Until the Agent designates a new Collection Agent under the Purchase Agreements, or until the Agent requires the Buyer to terminate such subcontracting, the Buyer as Collection Agent hereby subcontracts with the Seller to act as, and the Seller hereby agrees to perform the duties and obligations of, the Collection Agent under, and pursuant to the terms of, the Purchase Agreements.

                   SECTION 5.02.  Rights of the Buyer and the Agent.
          (a) Each of the Buyer and the Agent acting together or alone may notify at any time after the occurrence and during the continuance of any Event of Investment Ineligibility under the Investor Agreement or Event of Termination under the Parallel Purchase Commitment, and at the Seller's expense, the Obligors of Pool Receivables, or any of them, of the ownership of Eligible Assets by the Owners.

                   (b) At any time following the designation of a Collection Agent other than the Seller pursuant to Section 6.01 of the Purchase Agreements:

                        (i)  Each of the Buyer and the Agent acting
              together or alone may direct the Obligors of Pool
              Receivables, or any of them, to make payment of all amounts due or to become due to the Seller under any Pool Receivable directly to the Agent or its designee.

                       (ii) The Seller shall, at the Buyer's or the Agent's request and at the Seller's expense, give notice of such ownership to such Obligors and direct them to make such payments directly to the Agent or its designee.

                      (iii) The Seller shall, at the Buyer's or the Agent's request, (A) assemble all of the Records (including, without limitation, computer tapes and disks), and the related Contracts and Related Security, and shall make the same available to the Agent at a place selected by the Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Pool Receivables in a manner acceptable to the Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee.

                       (iv) The Agent may take any and all steps in the Seller's or the Buyer's name and on behalf of the Seller, the Buyer and the Owners necessary or desirable, in the determination of the Agent, to collect all amounts due under any and all Pool Receivables, including, without limitation, endorsing the Seller's name on checks and other instruments representing Collections, enforcing such Pool Receivables and the related Contracts, and adjusting, settling or compromising the amount or payment thereof, in the same manner and to the same extent as the Seller might have done.

                   SECTION 5.03.  Responsibilities of the Seller.
          Anything herein to the contrary notwithstanding:

                   (a) The Seller shall perform all of its obligations, and shall cause the performance of all obligations, under the Contracts related to the Pool Receivables to the same extent as if Receivable Assets had not been sold hereunder and the exercise by the Buyer or the Agent of its rights hereunder shall not relieve the Seller from such obligations or its obligations with respect to Pool Receivables; and

                   (b) Neither the Buyer nor the Agent nor the Owners shall have any obligation or liability with respect to any Pool Receivables or related Contracts, nor shall any of them be obligated to perform any of the obligations of the Seller thereunder.

                   SECTION 5.04.  Further Action Evidencing Purchases.
          (a) The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Buyer or the Agent may reasonably request, in order to perfect, protect or more fully evidence the Assigned Pool Receivables assigned to the Buyer under the Assignment and Assumption or the Receivable Assets purchased by the Buyer hereunder or the Eligible Assets purchased by the Owners under the Purchase Agreements, or to enable any of them or the Agent to exercise and enforce any of their respective rights and remedies hereunder or under the Assignment and Assumption, the Purchase Agreements or the

          Certificates. Without limiting the generality of the foregoing, the Seller will upon the request of the Buyer or the Agent:
          (i) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or desirable, or as the Buyer or the Agent may request, in order to perfect, protect or evidence the assignment of such Assigned Pool Receivables, such Receivable Assets and Eligible Assets; (ii) mark conspicuously each invoice evidencing each Pool Receivable and the related Contract with a legend, acceptable to the Buyer or the Agent, as applicable to such request, evidencing that such Assigned Pool Receivables have been assigned in accordance with the Assignment and Assumption, such Receivable Assets have been sold in accordance with this Agreement and such Eligible Assets have been sold in accordance with the Purchase Agreements; and
          (iii) mark its master data processing records evidencing such Pool Receivables and related Contracts with such legend.

                   (b) The Seller hereby authorizes each of the Buyer and the Agent acting together or alone to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relating to all or any of the Contracts, or Pool Receivables and the Related Security and Collections with respect thereto now existing or hereafter arising without the signature of the Seller where permitted by law. A photocopy or other reproduction of this Agreement or the Assignment and Assumption, as applicable, or any financing statement covering all or any of the Contracts, or Pool Receivables and the Related Security and Collections with respect thereto shall be sufficient as a financing statement where permitted by law.

                   (c) If the Seller fails to perform any agreement contained herein, the Buyer or the Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Buyer and the Agent incurred in connection therewith shall be payable by the Seller under Section 6.01 or
          Section 7.06, as applicable.


                                      ARTICLE VI

                                   INDEMNIFICATION

                   SECTION 6.01. Indemnities by the Seller. Without limiting any other rights which any Indemnified Party may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) (all of the foregoing being collectively referred to as "Indemnified Amounts") growing out of or resulting from this Agreement or the Assignment and Assumption or either Purchase Agreement or the use of proceeds of purchases hereunder or the ownership of Assigned Pool Receivables or Receivable Assets or Eligible Assets or in respect of any Receivable (or any portion thereof) or any Contract, excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of any Indemnified Party or (b) any income taxes incurred by such Indemnified Party arising out of or as a result of this Agreement or the Assignment and Assumption or either Purchase Agreement or the ownership of Assigned Pool Receivables or Receivable Assets or Eligible Assets or in respect of any Receivable or any Contract; provided, however, that this indemnification shall not constitute or include or provide for recourse against the Seller (except as otherwise specifically provided in this Agreement or the Assignment and Assumption) for uncollectible Receivables. Without limiting the foregoing or being limited by the foregoing (other than the foregoing proviso), the Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from:

                   (i) any Receivable (or any portion thereof) becoming a Pool Receivable which is not at the date thereof an Eligible Receivable or which (except for the passage or expiration of a time limitation contained in the definition of the term "Eligible Receivable" contained in either Purchase Agreement) thereafter ceases to be an Eligible Receivable;

                  (ii) reliance on any representation or warranty or statement made or deemed made by the Seller (or its officers) under or in connection with this Agreement or the Assignment and Assumption or any Receivables Activity Report or other written certificate or report delivered pursuant hereto or pursuant to the Purchase Agreements which shall have been incorrect in any material respect when made;

                 (iii) the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Pool Receivable (or any portion thereof) or the related Contract or any Related Security, or the nonconformity of any Pool Receivable (or any portion thereof) or the related Contract or any Related Security with any such applicable law, rule or regulation, in any such case to the extent that such failure or non-conformity was within the Seller's control;

                  (iv) the failure to vest in the Buyer a 100% ownership interest in the Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, free and clear of any Adverse Claim (whether existing on the date of the initial sale and assignment hereunder or under the Assignment and Assumption, as applicable, or at any time thereafter);

                   (v) the failure of the Seller to have filed, or any delay in filing by the Seller, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, whether at the time of any sale and assignment hereunder or under the Assignment and Assumption, as applicable, or at any subsequent time;

                  (vi) any credit, rebate, discount, dispute, claim, chargeback, allowance, offset, counterclaim, other dilution factor or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (or any portion thereof) in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or portion or the furnishing or failure to furnish such merchandise or services;

                  (vii) any failure of the Seller, as Buyer's Collection Agent or otherwise, to perform its duties or obligations in accordance with the provisions of Article V, or any failure of the Seller to perform its duties or obligations under the Contracts or this Agreement or the Assignment and Assumption;

                  (viii) any products liability claim allegedly arising out of or in connection with merchandise or services which are the subject of any Contract and any related personal injury or damage suit;

                  (ix) any investigation, litigation or proceeding (other than any investigation, litigation or proceeding solely between the parties hereto, except as otherwise determined therein) related to this Agreement, the Assignment and Assumption, either Purchase Agreement, or any other instrument or document furnished pursuant hereto or in connection herewith or thereto or the use of proceeds of sales hereunder or the ownership of Assigned Pool Receivables or Receivable Assets or Eligible Assets or in respect of any Receivable (or any portion thereof), Related Security or Contract; or

                   (x) the commingling of Collections of Pool Receivables at any time with other funds.


                                     ARTICLE VII

                                    MISCELLANEOUS

                   SECTION 7.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Seller or the Buyer herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, the Buyer and the Seller, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                   SECTION 7.02. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telecommunication) and mailed, telecommunicated or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall, when mailed or telecommunicated, be effective when deposited in the mails or telecommunicated, respectively, except that notices and communications to the Buyer and the Agent pursuant to Article II shall not be effective until received by the Buyer and the Agent.

                   SECTION 7.03. No Waiver; Remedies. No failure on the part of the Buyer or any Owner or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                   SECTION 7.04. Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Seller, the Buyer, the Agent, the Investor and each Owner and their respective successors and assigns, except that the Seller shall not have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of the Buyer and the Agent, and the Buyer shall not have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of the Seller and the Agent. This Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Collection Date; provided, however, that rights and remedies with respect to the indemnification provisions of
          Article VI and Section 7.06 shall be continuing and shall survive any termination of this Agreement.

                   SECTION 7.05. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, except to the extent that the validity or perfection of the interests of the Buyer, or remedies hereunder, in respect of the Receivables, any Related Security or any Collections in respect thereof are governed by the laws of a jurisdiction other than the State of California.

                   SECTION 7.06. Costs, Expenses and Taxes. (a) In addition to the rights of indemnification granted to the Indemnified Parties under Article VI hereof, the Seller agrees to pay on demand all reasonable out-of-pocket costs and expenses in connection with the preparation, execution, delivery, administration (including the annual audit contemplated by Section 4.01(d), but no other audits), modification and amendment of this Agreement, the Assignment and Assumption and the other documents to be delivered hereunder or in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent, with respect thereto and with respect to advising the Agent as to its rights and remedies under this Agreement, the Assignment and Assumption and such other documents, provided that the fees (excluding out-of-pocket disbursements) of counsel for the Agent in connection with such preparation, execution and delivery shall not exceed $75,000. The Seller further agrees to pay on demand all reasonable costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), of the Agent, the Investor and the Owners in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Assignment and Assumption and the other documents to be delivered hereunder or in connection herewith, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this
          Section 6.06(a).

                   (b) In addition, the Seller shall pay any and all stamp and other taxes and like fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the Assignment and Assumption or the other documents to be delivered hereunder or in connection herewith, and agrees to save each Indemnified Party harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

                   SECTION 7.07. No Proceedings. The Seller hereby agrees that it will not institute against the Investor any proceeding of the type referred to in Section 7.01(g) of the Purchase Agreements so long as any Commercial Paper Notes or Medium Term Notes issued by the Investor shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Commercial Paper Notes or Medium Term Notes shall have been outstanding.

                   SECTION 7.08. Confidentiality. Except to the extent otherwise required by applicable law, the Seller agrees to maintain, and to cause its Affiliates to maintain, the confidentiality of this Agreement, the Assignment and Assumption, the Purchase Agreements and the Fee Letter (and all drafts thereof) and not to disclose, and to cause its Affiliates not to disclose, this Agreement, the Assignment and Assumption, the Purchase Agreements or the Fee Letter or such drafts to third parties (other than to its directors, officers, employees, accountants or counsel, who shall in each case be instructed to maintain such confidentiality); provided, however, that this Agreement, the Assignment and Assumption and the Purchase Agreements may be disclosed to third parties to the extent such disclosure is (i) required in connection with a sale of securities of the Seller or the Buyer or pursuant to reporting requirements of applicable securities laws, (ii) made solely to persons who are legal counsel for the purchaser or underwriter of such securities, (iii) limited in scope to the provisions of Articles IV and VI and, to the extent defined terms are used in Articles IV and VI, such terms defined in Article I of this Agreement and (iv) made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Agent.

                   SECTION 7.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

                   IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                       MERISEL AMERICAS, INC.

                                       By:________________________________
                                          Title:

                                          200 Continental Boulevard
                                          El Segundo, California 90245-0984
                                          Attention:  Treasurer
                                          Telecopier No.:  310-615-6882


                                       MERISEL CAPITAL FUNDING, INC.

                                       By:_________________________________
                                          Title:

                                          200 Continental Boulevard
                                          Suite 30l
                                          El Segundo, California 90245-0984
                                          Attention:  Treasurer
                                          Telecopier No.:  310-615-6882